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                                                                     EXHIBIT 4.3

                            CERTIFICATE OF TRUST OF
                               BT CAPITAL TRUST B

          THIS Certificate of Trust of BT Capital Trust B (the "Trust"), dated February 28, 1997, has been duly executed and is being filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).
                                          -------          -- ---

          1.   Name.  The name of the business trust formed hereby is BT
               ----
Capital Trust B.

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.


          IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first above written.


                              WILMINGTON TRUST COMPANY,
                              as trustee

                              By: /s/ Emmett R. Harmon
                                  -------------------------------
                              Name:  Emmett R. Harmon
                              Title: Vice President